QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

SETTLEMENT AGREEMENT AND RELEASE

    This Settlement Agreement and Release ("Agreement") is made by and between Integrated Telecom Express, Inc. (the "Company"), and Richard H. Forte ("Employee").

    WHEREAS, Employee was employed by the Company;

    WHEREAS, Employee signed an offer letter (the "Offer Letter") with the Company dated June 28, 1999;

    WHEREAS, the Company and Employee have entered into a Employment, Confidentiality & Invention Assignment Agreement (the "Confidentiality Agreement");

    WHEREAS, Employee was granted a stock option to purchase 100,000 shares of the Company's Common Stock on May 19, 1999 with an exercise price of $3.00 per share pursuant to the Company's 1996 Stock Plan ("Option 1"), a stock option to purchase 500,000 shares of the Company's Common Stock on June 28, 1999 with an exercise price of $3.00 per share pursuant to the Company's 1996 Stock Plan ("Option 2"), a stock option to purchase 600,000 shares of the Company's Common Stock on May 10, 2000 with an exercise price of $4.00 per share pursuant to the Company's 1996 Stock Plan ("Option 3"), a stock option to purchase 150,000 shares of the Company's Common Stock on May 10, 2000 with an exercise price of $4.00 per share pursuant to the Company's Restricted Stock Plan ("Option 4"), a stock option to purchase 200,000 shares of the Company's Common Stock on January 2, 2001 with an exercise price of $5.16 per share pursuant to the Company's 2000 Stock Plan ("Option 5") and a stock option to purchase 200,000 shares of the Company's Common Stock on January 2, 2001 with an exercise price of $5.16 per share pursuant to the Company's 2000 Stock Plan ("Option 6"). Option 1, Option 2, Option 3, Option 4, Option 5 and Option 6 shall each be referred to as an "Option" and shall collectively be referred to as the "Options." The 1996 Stock Plan, the 2000 Stock Plan and the Restricted Stock Plan shall collectively be referred to as the "Plans." The Options collectively allow Employee to purchase an aggregate of 1,750,000 shares of the Company's Common Stock and each Option is represented by a separate option agreement (each an "Option Agreement" and collectively the "Option Agreements"). The Plans and Option Agreements are hereby incorporated by reference;

    WHEREAS, Employee exercised Option 1 as to 100,000 unvested shares (the "Shares") with an interest bearing, full recourse promissory note (the "Note") and pursuant to the Restricted Stock Purchase Agreement (the "RSPA") executed in connection with the purchase of Shares, the Company retained a repurchase option to repurchase any unvested Shares as of the date of Employee's termination as a member of the Company's Board of Directors (the "Board") at the price Employee originally paid for such Shares (the "Repurchase Option").

    NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

    1.  Resignation.  Employee resigned as Chief Executive Officer of the Company and as a member of the Board on February 26, 2001 (the "Resignation Date").

    2.  Consideration.

      (a)  Consulting.  Commencing on the Resignation Date, Employee shall make himself available to serve as a consultant to the Company through February 28, 2002 (the "Consulting Term"), pursuant to the written consulting agreement (the "Consulting Agreement"), attached hereto as Exhibit A. Employee shall initially be paid a lump sum of $250,000 on the Effective Date. Employee shall then be paid $21,000 at the end of each calendar month during the Consulting

  Term beginning March 30, 2001, except for the last month of the Consulting Term in which Employee shall be paid $19,000, with each payment subject to Employee continuing to serve as a consultant at the end of each applicable month following the Resignation Date. The Company shall issue an Internal Revenue Service Form 1099 to Employee for the purpose of reporting the payments described in this Section 2(a).

      (b)  Accelerated Vesting.  Each Option, except Option 1 and Option 4, shall immediately vest and become exercisable as to the number of shares subject to such Option that would have otherwise vested through February 28, 2002 (that is, in addition to the shares subject to any such Option which have vested and become exercisable as of the Resignation Date), but in no event shall the shares which so vest exceed the total number of shares subject to any such Option. Each Option (including Option 4 in its entirety) to the extent not vested after taking into account any acceleration provided for in this Section 2(b) shall terminate on the Effective Date. Employee understands that these amendments may disqualify any Option (or parts thereof) that may receive treatment as an incentive stock option and result in such Options (or parts thereof) being treated as non-qualified stock options.

      (c)  Post-Termination Exercisability.  Each Option, except Option 1 and Option 4, shall remain exercisable until December 31, 2003 to the extent any such Option has vested as of such date. Employee understands that these amendments may disqualify any Option that may receive treatment as an incentive stock option and result in such Option being treated as a non-qualified stock option. Employee further understands that in any event an incentive stock option converts into a non-qualified stock option three (3) months and one (1) day after termination of employment.

      (d)  Continued Benefits.  The Company shall pay the group health continuation coverage premiums for Employee under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") as in effect through the lesser of (i) June 30, 2002, or (ii) the date Employee no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended (the "Code")); provided, however, that Employee shall be solely responsible for electing such coverage within the required time periods.

    3.  Repurchase of Unvested Shares.

      (a)  Exercise of Repurchase Option.  As of the Resignation Date, Employee had vested as to 40,833 Shares. This Agreement is to serve as notice that the Company is exercising its Repurchase Option with respect to 59,167 "Unreleased Shares" as such term is defined in, and in accordance with, the terms of the RSPA. Pursuant to the RSPA, the Company is canceling a proportionate part of the principal on the Note as consideration for the repurchase of the Unreleased Shares. As of the Effective Date, the Company shall cause the Escrow Agent to deliver to it the certificates representing the Unreleased Shares pursuant to the Joint Escrow Instructions entered into in accordance with Section 6 of the RSPA.

      (b)  Promissory Note.  Employee acknowledges that he is liable for the remaining principal and accumulated interest (including any interest that has accumulated with respect to the portion of the Note that is being cancelled in connection with Section 3(a)) on the Note. The Note shall continue under its original terms, including the accumulation of interest, for the remainder of its term or until Employee satisfies his obligations under the Note. Employee acknowledges that the remaining Shares shall continue to be subject to the security agreement executed in connection with the Note (the "Security Agreement"), which such Shares shall remain in the Company's possession until such time that Employee satisfies his obligations under the Note or the Company uses the Shares to the extent possible and necessary to satisfy the Note pursuant to the terms of the Security Agreement.

    4.  Final Expenses.  Employee shall submit all receipts for valid, reimbursable expenses incurred during Employee's employment with the Company to Doug Linn no later than May 30, 2001 and the Company shall reimburse all such expenses within a reasonable time following the submission of such receipts.

    5.  Confidential Information.  Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

    6.  Payment of Salary.  Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

    7.  Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

      (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

      (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

      (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

      (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

      (e) any and all claims for violation of the federal, or any state, constitution;

      (f)  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

      (g) any and all claims for attorneys' fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Employee acknowledges and agrees that any breach of this paragraph shall construe a material breach of the Agreement and in the case of a breach by Employee, shall entitle the Company immediately to recover the monetary consideration discussed in paragraph 2 above. Employee shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company (a) enforcing the obligation, including the bringing of any suit to recover the monetary consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of this provision.

    8.  Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to Doug Linn at 400 Race Street, San Jose, California 95126, by close of business on the seventh day from the date that Employee signs this Agreement.

    9.  Civil Code Section 1542.  Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

    Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

    10.  No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

    11.  Application for Employment.  Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.

    12.  Confidentiality.  Employee agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

    13.  No Cooperation.  Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

    14.  Non-Disparagement.  Employee agrees to refrain from any defamation, libel or slander of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns.

    15.  No Admission of Liability.  Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.

    16.  Costs.  The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

    17.  Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, in Santa Clara, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Employee agrees and hereby waives his right to jury trial as to matters arising out of the terms of this Agreement and any matters herein released to the extent permitted by law. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

    18.  Authority.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

    19.  No Representations.  Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

    20.  Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

    21.  Entire Agreement.  This Agreement, the Plans, the Option Agreements, the RSPA, the Note, the Security Agreement, the Consulting Agreement and the Confidentiality Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

    22.  No Oral Modification.  This Agreement may only be amended in writing signed by Employee and the President of the Company.

    23.  Governing Law.  This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

    24.  Effective Date.  This Agreement is effective eight (8) days after it has been signed by both Parties (the "Effective Date").

    25.  Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

    26.  Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

      (a) They have read this Agreement;

      (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

      (c) They understand the terms and consequences of this Agreement and of the releases it contains;

      (d) They are fully aware of the legal and binding effect of this Agreement.

    IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

INTEGRATED TELECOM EXPRESS, INC.
Dated: April 27, 2001	By	/s/ DANIEL CHEN Daniel Chen Chairman of the Board of Directors
RICHARD H. FORTE, an individual
Dated: April 27, 2001	/s/ RICHARD H. FORTE Richard H. Forte

EXHIBIT A

INTEGRATED TELECOM EXPRESS, INC. (ITEX) CONSULTING AGREEMENT

To be entered in conjunction with
ITeX Consultant, Nondisclosure And Trade Secret Agreement

    This Consulting Agreement ("Agreement") is effective as of the 26th day of February 2001, by and between Integrated Telecom Express, Inc. ("ITeX"), with an office at 400 Race Street, San Jose, California 95126, and Richard H. Forte ("Consultant"). This Agreement is entered in conjunction with the ITeX Consultant, Nondisclosure And Trade Secret Agreement.

Article 1

TERM AND TERMINATION

    1.1  Term.  This Agreement will be deemed to have become effective on the date appearing above, and will continue until February 28, 2002, unless terminated as otherwise provided in this Agreement (the "Consulting Term").

    1.2  Termination.  ITeX may terminate this Agreement for "Cause" (as defined herein), and Consultant may, for any or no reason, terminate this Agreement without liability of any kind upon written notice. If this Agreement is terminated by either party, Consultant shall advise ITeX of the extent to which performance has been completed through such date, and collect and deliver to ITeX whatever work product then exists in the manner requested by ITeX, and Consultant shall be paid on a pro rata basis for all work performed through the date of termination as provided under this Agreement. For these purposes, "Cause" shall mean (A) Consultant's breach of any material term of the Settlement Agreement and Release by and between Consultant and the Company (the "Settlement Agreement") or the Employment, Confidentiality & Invention Assignment Agreement by and between ITeX and Consultant (the "Confidentiality Agreement"), or (B) Consultant's refusal or inability to substantially perform services pursuant to this Agreement after Consultant has been provided with written notice from the Company setting forth the reasons why the Company believes Consultant has not performed such services. Notwithstanding the foregoing, Consultant shall not be deemed to have been terminated for Cause without (C) reasonable notice to Consultant setting forth the reasons for the Company's intention to terminate for Cause, which the notice provided in (B) shall constitute the notice for purposes of this (C), and (D) an opportunity for Consultant, together with counsel, if any, to be heard before the Board within thirty (30) days of such notice.

    1.3  Survival.  In the event of any termination of this Agreement, Articles 4 and 5 hereof shall survive and continue in effect.

Article 2

INDEPENDENT CONTRACTOR STATUS

    2.1  Independent Contractor.  It is the intention of the parties that Consultant be an independent contractor. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between ITeX and Consultant, nor shall anything in this Agreement constitute any assurance of continued consulting, compensation and/or benefits, and the relationship between ITeX and Consultant is at will. Consultant is not an employee or agent of ITeX for any purpose, including but not limited to purposes of Social Security (FICA) withholdings and taxes, unemployment insurance taxes, Worker's Compensation benefits, health insurance, or any other benefits which typically accompany an Employer-Employee relationship. ITeX will not be liable for withholding any amounts from Consultant's or Consultant's employees' gross compensation, nor will ITeX provide any of the above-mentioned benefits to any of Consultant's employees. Consultant has no

1

authority, implied or otherwise, to execute any contract or other agreement on behalf of ITeX, or to make any representation, commitment, or undertaking on behalf of ITeX or any of its affiliates.

Article 3

SERVICES TO BE PERFORMED BY CONSULTANT

    3.1  Duties.  Consultant agrees to fulfill such duties and responsibilities as ITeX may request, as agreed by Consultant, and within the limits of Consultant's available time and expertise. Such duties shall be of a business development nature.

    ITeX reserves the right, at its sole discretion, to modify or alter those duties, to assign additional duties after consultation with Consultant. Consultant agrees to devote his skill, attention and best efforts to ITeX's business during the term of this Agreement as necessary to accomplish the duties assigned to Consultant by ITeX. Modification of any or all duties and responsibilities by ITeX is not cause for, and does not by itself constitute, termination of this Agreement or of the consultancy, and the consultancy may continue through periods during which the Consultant has no active assignments. During the term of the Agreement, Consultant shall use his best efforts on behalf of ITeX, serving its needs and interests with the highest degrees of care and loyalty. Without limiting the foregoing, Consultant will not violate any obligation to any person or entity in any of Consultant's work on behalf of ITeX, nor will Consultant disclose or use in any such work any information or material which is proprietary, confidential or subject to any restriction on its use for or on behalf of ITeX and its Customers. During the term of the consultancy, and for a period ending one year after the last payment from ITeX to Consultant, Consultant will not solicit or recruit any of ITeX's then current or former employees and/or consultants to become employed by and/or otherwise involved in any other business, firm or enterprise in the integrated circuit or related fields. Consultant agrees that it will not, during the term of this Agreement, accept any work assignments from any other company involved in the design and/or manufacture of integrated circuits.

    3.2  Method of Performing Services.  Consultant will determine the method, details, and means of performing the work to be carried out for ITeX. ITeX may, however, require Consultant to observe at all times the security and safety policies of ITeX when on ITeX's premises. In addition, ITeX shall be entitled to exercise a broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance. This power of supervision shall include, without limitation, the right to inspect, stop work, make suggestions or recommendations as to the details of the work, and request modifications to the scope of the work.

    3.3  Personal Services.  This Agreement is one for personal services, and is being entered by ITeX in reliance on the particular personal attributes and skills of Consultant. It is agreed that Consultant will personally perform the duties and fulfill the bulk of the obligations required of Consultant under this Agreement, and may not delegate or assign significant duties or obligations to any other person or entity without the prior written permission of ITeX.

    3.4  Scheduling.  Consultant will try to accommodate work schedule requests of ITeX to the extent possible.

    3.5  Reporting.  Consultant will report progress periodically to the Company's Chief Executive Officer. ITeX and Consultant shall develop appropriate administrative procedures for performance of work at ITeX's site, if necessary.

    3.6  Place of Work.  Consultant will perform work for ITeX at locations to be determined by ITeX and Consultant. To the extent that Consultant and ITeX agree that some portion of Consultant's work should be performed at ITeX's offices, ITeX agrees to provide working space and facilities, and any other services and materials Consultant may reasonably request in order to perform the assigned work.

2

Article 4

COMPENSATION

    4.1  Rates.  In consideration of the obligations undertaken by Consultant herein and the performance thereof, ITeX agrees to pay Consultant a lump sum of $250,000 on the Effective Date of the Settlement Agreement and at the rate of $21,000 at the end of each calendar month beginning March 30, 2001 for performance of services under this Agreement, except for the last month of the Consulting Term in which the Company shall pay Consultant $19,000. Any such payment is contingent upon Consultant continuing to provide services under this Agreement at the end of each such month.

    4.2  Expenses.  ITeX will be responsible for reasonable and actual travel, economy class air or other transportation and lodgings, communications (including Business Wire charges related to ITeX's releases, but excluding telephone, fax, and similar "overhead") and other out-of-pocket expenses which have been authorized in writing in advance by ITeX and are reasonably necessary to provide the consulting services contemplated by this Agreement. Where services are performed at Consultant's premises, Consultant will supply, at Consultant's sole expense, all equipment, tools, materials, and/or supplies to accomplish the work agreed to be performed. Expenses to be reimbursed by ITeX expressly do not include, and Consultant shall not negotiate for or obtain on ITeX's behalf, licenses to third party Intellectual Property; equipment; software; office supplies; or other goods, services, licenses or rights of any kind unrelated to travel, food and/or lodgings, unless specifically pre-approved by an officer of ITeX. All expense items shall be accompanied by an invoice or other receipt. Consultant shall advise ITeX in writing within twenty (20) days of when Consultant knew or should have known of any underpayment or other dispute concerning any payment, bonus, benefit or other compensation. In the absence of such timely notice, no claims for such matters will be made, and Consultant will not assert any claims not timely made in the manner provided in this paragraph 4.3.

Article 5

MISCELLANEOUS

    5.1  Entire Agreement of the Parties.  This Agreement, the Settlement Agreement, the Confidentiality Agreement and the concurrently entered ITeX Consultant, Nondisclosure And Trade Secret Agreement supersede any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for ITeX and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that, except as provided above, no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

    5.2  Parties in Interest.  This Agreement is enforceable only by Consultant and ITeX. No other party, or any beneficiary thereof, shall be a third-party beneficiary under or pursuant to the terms of this Agreement.

    5.3  Governing Law.  Any and all matters and/or disputes arising out of, relating to and/or in connection with this Agreement and/or the relationship between Consultant and ITeX shall be governed by the laws of the State of California. Except as provided in the ITeX Consultant, Nondisclosure And Trade Secret Agreement entered concurrently herewith, all such disputes shall resolved solely, exclusively and finally by arbitration under the rules of the American Arbitration Association. The arbitration shall be conducted following such procedures as will ensure a fair, speedy and cost-effective resolution. Consultant agrees and hereby waives his right to jury trial as to matters arising out of the terms of this Agreement to the extent permitted by law. The Company and

3

Consultant agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

    5.4  Partial Invalidity.  Any provision of this Agreement held to be invalid and/or unenforceable shall not render this Agreement invalid or unenforceable as a whole.

    5.5  Assignment.  ITeX may, as it sees fit, assign its rights and obligations, and any of them, under this Agreement, but shall remain liable to Consultant for the performance of any assigned obligations.

    5.6  Indemnity.  Consultant will indemnify and save ITeX harmless from any damages that ITeX might sustain in any manner through the misconduct or negligence of Consultant. Consultant represents and warrants that Consultant has all necessary right, title and interest to provide the intellectual property to be provided by Consultant to ITeX under this Agreement and that such provision will not violate any obligation of Consultant to any third party nor any third party right in any intellectual property.

CONSULTANT	INTEGRATED TELECOM EXPRESS, INC.
/s/ RICHARD H. FORTE	By:	/s/ DANIEL CHEN
(Signature)		(Signature)
Tax ID Number: ###-##-####	Title:	Chairman & CEO

4

INTEGRATED TELECOM EXPRESS, INC. CONSULTANT, NONDISCLOSURE AND
TRADE SECRET AGREEMENT

    Effective as of February 26, 2001, to protect confidential and proprietary information and interests of Integrated Telecom Express, Inc. ("ITeX") and its customers and vendors, and to enable Richard H. Forte ("Consultant") to work on behalf of ITeX, Consultant and ITeX agree:

    1.  Confidential Information shall include all information owned or developed by or on behalf of ITeX and/or as a result of Consultants' work hereunder. Without limiting the foregoing:

      (a) All information, inventions, ideas, works, trade secrets and other matter capable of economic value (including intellectual property), based upon and/or derived in whole or in part from Confidential Information shall also be Confidential Information under this Agreement, and

      (b) All information used and/or developed during the term of Consultant's relationship with ITeX shall be presumed to be Confidential Information, and Consultant will have the obligation to prove any other claim concerning such information with tangible evidence.

    2.  Notwithstanding any termination, expiration or cancellation of this Agreement:

      (a) Consultant will hold in strict confidence and not disclose to any person or entity (other than ITeX) any Confidential Information except as expressly agreed upon in writing, and

      (b) Consultant will not use or incorporate any Confidential Information for any purpose whatsoever except solely for the benefit of the business, products and/or technology of ITeX.

    3.  Consultant will maintain reasonable procedures to prevent accidental or other loss of any Confidential Information, and will use at least the same degree of care for such information as to protect its own proprietary information. Without limiting the foregoing, Consultant shall safeguard any and all document and things that embody Confidential Information in locked files or areas reasonably restricting access and preventing unauthorized use and/or disclosure, and, to the extent Consultant works with Confidential Information at ITeX facilities, Consultant shall not copy or remove any such material from such facilities except as authorized in writing by an officer of ITeX. In the event of any loss, disclosure or use of Confidential Information in violation of this Agreement, Consultant shall immediately notify ITeX and take all measures to correct the situation.

    4.  The obligations of paragraph 2 & 3 shall not apply to information that Consultant demonstrates is:

      (a) already in the possession of Consultant at or before the time of disclosure hereunder as reasonably shown by tangible evidence existing at the time of disclosure; or

      (b) now or hereafter publicly known through no wrongful act of the Consultant (provided that Confidential Information becoming publicly known shall not excuse a prior breach); or

      (c) lawfully received from a third party without obligation of confidence; or

      (d) developed by Consultant independently of any Confidential Information and/or facilities or resources of ITeX; or by persons not having access to the Confidential Information; or

      (e) approved for release by written authorization of ITeX; or

      (f)  disclosed pursuant to the requirement or demand of a lawful governmental or judicial authority, but only to the extent required by operation of law, regulation of court order.

    5.  At no time will Consultant disclose to ITeX any confidential or protectable information belonging to and/or owned by third parties. Consultant will not use, refer to, incorporate and/or rely upon any such third party information in work performed for or on behalf of ITeX. Consultant will not breach any obligations to others while or in connection with working for or on behalf of ITeX.

1

    6.  Upon termination, cancellation or expiration of this Agreement, or upon written request of ITeX, Consultant shall promptly return to ITeX all documents and other tangible things reflecting Confidential Information, together with all copies, extract, summaries and (except as provided by written agreement) other material derived therefrom.

    7.  Confidential Information shall be and will remain the sole and exclusive property of ITeX, and Consultant agrees to assign and transfer all rights in such matters to ITeX. Without limiting the foregoing, all inventions, trade secrets, copyrightable works, moral rights and other intellectual property developed within the scope of the parties' relationship and/or as a result of and/or based (in whole or in part) on Confidential Information ("ITeX Intellectual Property") shall be disclosed to ITeX promptly in detail and in writing and ITeX shall own all ITeX Intellectual Property (and, to the extent permitted under the copyright law, such works will be works made for hire for ITeX):

      (a) Consultant will assign to ITeX all rights and title to ITeX Intellectual Property.

      (b) Consultant grants to ITeX royalty free, perpetual and world wide licenses to exploit all such matters, including without limitation, rights to make, have made, use, copy, perform, modify, make derivative works and compilations, embed, sell, offer for sale, market, distribute, import and/or otherwise dispose of such matters without restriction or requirement to pay compensation of any sort to Consultant (provided that ITeX will provide the compensation expressly described in Attachment 1).

      (c) Consultant will create and maintain all appropriate records and documents, and take all steps, including signing additional documents, as may be reasonably appropriate to enable ITeX to perfect, register, enforce and/or protect their rights in such matters.

    8.  Nothing in this Agreement (expressly or impliedly) grants to Consultant any patent, copyright, trademark, mask work, trade secret or other property right, by license or otherwise. The parties do not intend that any agency, joint venture or partnership relationship be created between them by this Agreement.

    9.  Nothing in this Agreement shall in any way affect Consultant's continuing obligations under the Employment, Confidentiality & Invention Assignment Agreement entered into by and between the Company and Consultant (the "Employment Confidentiality Agreement"). Any obligations under this Agreement shall be in addition to the obligations under the Employment Confidentiality Agreement.

    10. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States of America, and Consultant consents to the jurisdiction of the state and federal courts in Santa Clara County, State of California to enforce this Agreement and to adjudicate any disputes arising from it.

    11. There are no understandings, agreements, or representations, expressed or implied, regarding Confidential Information or protectable intellectual property except as stated above. This Agreement may not be amended, modified or altered except by a writing signed by both parties hereto. The obligations and duties of Consultant under paragraphs 1 through 10 above shall continue notwithstanding any termination, expiration and/or cancellation of this Agreement.

ITeX		CONSULTANT
By:	/s/ DANIEL CHEN	By:	/s/ RICHARD H. FORTE

2

ATTACHMENT 1: SCOPE OF SERVICES AND COMPENSATION

SCOPE OF SERVICES:

    Consultant will perform those services reasonably within the scope of paragraph 3.1 of the ITeX Consulting Agreement. At all times, Consultant will perform such services within the standards of care and performance applicable to professionals working in Consultant's field.

    Unless otherwise agreed in advance, Consultant will work at locations reasonably satisfactory to ITeX and to Consultant.

    At all times at ITeX facilities, Consultant will follow and comply with all safety, cleanliness, environmental and other rules and procedures.

  COMPENSATION:

    Subject to the terms of this Agreement, Consultant will be compensated solely as stated in a written document signed by an officer within ITeX. All compensation will be subject to the requirements of applicable laws and regulations of the appropriate jurisdiction and the local government, including, without limitation, withholding tax, reporting and required deductions; and ITeX shall be entitled to deduct such amounts from the compensation paid Consultant to the extent required by law.

    In the event that Consultant requires software, development tools, or other materials in order to complete the work performed pursuant to this Agreement, Consultant will, at Consultant's expense, obtain such materials for Consultant's use for such purposes and will obtain such licenses as are necessary to enable ITeX to fully utilize the results of Consultant's work on behalf of ITeX. ITeX will not be liable to Consultant for payment of any expenses or costs for such matters or otherwise unless and except as agreed by ITeX in writing in advance.

  NO CONFLICTS OF INTEREST

    Consultant acknowledges having received a briefing on the subject matter of the work to be performed, and Consultant (i) has no existing conflicting interests, (ii) agrees not to accept other work that will result in a conflict of interest without express written permission from ITeX, and (iii) agrees that ITeX will be informed of any potential or real conflicts that my develop during the course of the work.

    Unless otherwise agreed in writing, ITeX shall not have any obligation to continue this relationship or any compensation whatsoever. Consultant will not be entitled to any compensation or consideration other than expressly stated in this Agreement and/or in another writing which expressly refers to this Agreement, and no such writing shall be binding on ITeX unless and until signed by an officer of ITeX.

AGREED FOR ITeX:	AGREED FOR CONSULTANT:
/s/ DANIEL CHEN	/s/ RICHARD H. FORTE

3

QuickLinks

SETTLEMENT AGREEMENT AND RELEASE
EXHIBIT A
Article 1 TERM AND TERMINATION
Article 2 INDEPENDENT CONTRACTOR STATUS
Article 3 SERVICES TO BE PERFORMED BY CONSULTANT
Article 4 COMPENSATION
Article 5 MISCELLANEOUS
INTEGRATED TELECOM EXPRESS, INC. CONSULTANT, NONDISCLOSURE AND TRADE SECRET AGREEMENT
ATTACHMENT 1: SCOPE OF SERVICES AND COMPENSATION SCOPE OF SERVICES